EXHIBIT 99.1

FORM 4 JOINT FILER INFORMATION

Name:	Kym Lubell
Address:	1561 8th Street
Manhattan Beach, California 90266

Designated Filer: Jeffrey Lubell

Issuer & Ticker Symbol:	True Religion Apparel Inc. (TRLG)

Date of Event Requiring Statement:	October 11, 2005